Exhibit 99.4(a)(1)

CONTRACT SPECIFICATIONS

CONTRACT DATA

Contract Number:	[NM99999999]	Contract Date:	[09-01-2020]
Contract Type:	[Non-Qualified]	Maximum Issue Age:	[85]
Owner(s):	[John Doe] [Jane Doe]	Owner’s Age:	[35] [35]
Annuitant(s):	[John Doe] [Jane Doe]	Annuitant’s Age:	[35] [35]
Annuity Date:	[01-01-2080]	Annuitant’s Sex:	[Male] [Female]

PURCHASE PAYMENTS
Initial Purchase Payment Amount:	[$100,000]
Minimum Purchase Payment Amount for Non-Qualified Contracts:	[$10,000]
Minimum Subsequent Purchase Amount for Non-Qualified Contracts:	[$250]
Minimum Purchase Payment Amount for Qualified Contracts:	[$2,000]
Minimum Subsequent Purchase Amount for Qualified Contracts:	[$50]
Maximum Aggregate Purchase Payment Amount Without Home Office Approval:	[$1,000,000]
Minimum Transfer Amount:	[$250]
Minimum Investment Option Value:	[$500]
Interest Rate Used for Misstatement of Age and/or Sex:	[1.50%]
Minimum Contract Value to Avoid Contract Termination:	[$1,000]
Free Withdrawal Percentage:	[10.00%]

Minimum Withdrawal Amounts:	• [$500] for each unscheduled Withdrawal • [$250] for each systematic Withdrawal • [$100] for each systematic Withdrawal paid by electronic funds transfer (EFT)

Maximum Annuitization Age:	[95]
Minimum Annuitization Amount:	[$2,000]
Minimum Annuity Payment Amount:	[$20]

10-2020-CS7

3A

CONTRACT SPECIFICATIONS (continued)

FEES AND CHARGES

Mortality and Expense Risk Charge:	[0.70%]
Administrative Fee:	[0.25%]
Annual Fee:	[$50.00]*

*Waived if the Contract Value is equal to or greater than [$50,000] on the day the fee is assessed.

The smallest gross annual rate of return needed for the dollar amount of the variable annuity payments to not decrease is [4.95%] (net of fund level expenses).  Please refer to the Subsequent Variable Payments provision in the Annuity Provisions section of your Contract for more details.

WITHDRAWAL CHARGE PERIOD / TABLE OF WITHDRAWAL CHARGE PERCENTAGES

7-year:

From Issue Date	Withdrawal Charge Percentages
Contract Year 1	[9%]
Contract Year 2	[8%]
Contract Year 3	[7%]
Contract Year 4	[6%]
Contract Year 5	[5%]
Contract Year 6	[4%]
Contract Year 7	[3%]
Contract Year 8 and later	0%

Free Withdrawal Contract Year Age: 8

[RIDER(S)

Name	Current Annual Charge %	Maximum Annual Charge %
[Return of Premium Death Benefit Rider	[0.25%]*	0.25%]
[Guaranteed Withdrawal Benefit XXII Rider – Single Life]	[%]*	%]
[Guaranteed Withdrawal Benefit XXII Rider – Joint Life]	[%]*	%]
[Guaranteed Withdrawal Benefit XXIII Rider – Single Life]	[%]*	%]
[Guaranteed Withdrawal Benefit XXIII Rider – Joint Life]	[%]*	%]

*The Current Annual Charge is guaranteed not to change.

For a complete description of the charges, fees and deductions shown above and other applicable fees and charges, refer to the Charges, Fees and Deductions Provisions of the Contract or the Annual Charge provision of the Rider(s) shown above, if applicable.]

[DOLLAR COST AVERAGING (DCA) PLUS FIXED OPTION RIDER GUARANTEE TERMS AND RATES

[6 Mos.    3.00%*]

[12 Mos.  2.00%*]

*Minimum Guaranteed Interest Rate is [1.00%] per year.]

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3B

CONTRACT SPECIFICATIONS (continued)

INVESTMENT OPTIONS

[ [ ]
American Funds IS Asset Allocation Fund
American Funds IS Managed Risk Asset Allocation Fund
BlackRock Global Allocation V.I. Fund
DFA Balanced Allocation Portfolio
Fidelity VIP FundsManager 60% Portfolio
First Trust/Dow Jones Dividend & Income Allocation Portfolio
Fidelity VIP Government Money Market Portfolio*
Franklin Allocation VIP Fund
Invesco V.I. Balanced-Risk Allocation Fund
Janus Henderson Balanced Portfolio
MFS Total Return Series
PLFA Pacific Dynamix Conservative-Growth Portfolio
PLFA Pacific Dynamix Moderate-Growth Portfolio
PLFA Portfolio Optimization Conservative Portfolio
PLFA Portfolio Optimization Moderate Portfolio
PLFA Portfolio Optimization Moderate-Conservative Portfolio
State Street Total Return V.I.S. Fund
DCA Plus 6-Month
DCA Plus 12-Month

* not available for direct investment]

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3C

CONTRACT SPECIFICATIONS (continued)

SERVICE CENTER

Send Forms and written requests to:	Send Payments to:
Pacific Life & Annuity Company	Pacific Life & Annuity Company
[P.O. Box 2829	[P.O. Box 2736
Omaha, Nebraska 68103-2829]	Omaha, Nebraska 68103-2736]

Hours: [Between 6:00 am and 5:00 pm, Pacific Standard Time.]

Toll-Free Number for Contract Owners:  [1-800-748-6907]

Toll-Free Number for Registered Representatives:  [1-800-748-6907]

Website: [www.PacificLife.com]

Please use our toll-free number to present inquiries or obtain information about your coverage and for us to provide assistance in resolving complaints.

10-2020-CS7

3D